                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
            of the Securities Exchange Act of 1934 (Amendment No.  )

Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                          WYOMING OIL & MINERALS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total Fee Paid:

          ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

               -----------------------------------------------------------------
          2)   Form, Schedule or Registration Statement No.:

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          3)   Filing Party:

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          4)   Dated Filed:

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                          WYOMING OIL & MINERALS, INC.
   BLOCK B, G/F., PRINCE INDUSTRIAL BUILDING, 106 KING FUK STREET, SAN PO KONG
                               KOWLOON, HONG KONG
                                 (852) 2321 6108

                         -------------------------------

              NOTICE OF ACTION TAKEN WITHOUT A SHAREHOLDER MEETING

July __, 2005

To the Shareholders of Wyoming Oil & Minerals, Inc.:

     The attached Information Statement is being delivered by Wyoming Oil & Minerals, Inc. ("WYOI") in connection with the approval by our shareholders of an amendment to our articles of incorporation to change our corporate name to "Sun Motor International, Inc." This Information Statement is being mailed to the shareholders of record as of the date of this mailing. The Information Statement is first being mailed to shareholders on or about July __, 2005. We anticipate that the amendment to our articles of incorporation will become effective on or after July __, 2005.

     Effective as of June 15, 2005, our board of directors approved a resolution authorizing us to file the amendment to our articles of incorporation with the Wyoming Secretary of State. As of the same date, the holders of a majority of the outstanding shares our common stock approved the amendment to our articles of incorporation by their written consent in accordance with Section 17-16-704 of the Wyoming Business Corporation.

     This letter and the accompanying Information Statement are being distributed to you, our shareholders, in accordance with the requirements of
Section 17-16-704 of the Wyoming Business Corporation Act and Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement describes in greater detail the proposed changes to our articles of incorporation.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     Thank you for your continued interest in and support of WYOI.

                                 By Order of the Board of Directors



                                 Shi Kai Biu (Simon), Chief Executive Officer

                          WYOMING OIL & MINERALS, INC.
   BLOCK B, G/F., PRINCE INDUSTRIAL BUILDING, 106 KING FUK STREET, SAN PO KONG
                               KOWLOON, HONG KONG
                                 (852) 2321 6108

                              --------------------

                              INFORMATION STATEMENT

                              --------------------


     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is being mailed on or about July __, 2005 to all shareholders of record of Wyoming Oil & Minerals, Inc., a Wyoming corporation, as of the close of business on June 15, 2005. It is being furnished in connection with the adoption of an amendment to our articles of incorporation by written consent of the holders of a majority of the outstanding shares of common stock. We anticipate that the amendment will become effective on or after July __, 2005. A copy of the amendment to our articles of incorporation is attached to this document as Exhibit A.

     On May 2, 2005, WYOI, Bestip Development International Limited, an International Business Company organized under the laws of the British Virgin Islands ("Bestip"), and the shareholders of Bestip entered into that certain Securities Purchase Agreement and Plan of Reorganization (the "Agreement"), whereby the shareholders of Bestip transferred to WYOI all of the outstanding capital shares of Bestip in exchange for WYOI's issuance of 28,000,000 shares of its common stock to the shareholders of Bestip (the "Reorganization"). After giving effect to the Reorganization, the former shareholders of Bestip now own approximately 95% of the total outstanding common shares of WYOI and Bestip is the wholly-owned subsidiary of WYOI.

     Effective as of June 15, 2005, our board of directors adopted resolutions approving an amendment to our articles of incorporation to change our name to "Sun Motor International, Inc." As of the same date, the holders of a majority of the outstanding shares our common stock approved the amendment to our articles of incorporation by their written consent in accordance with Section 17-16-704 of the Wyoming Business Corporation. Our board of directors decided to obtain the written consent of the holders of a majority of the outstanding common stock entitled to vote on the amendment to our articles of incorporation in order to eliminate the cost and delay involved in holding a special meeting of our shareholders and in order to amend our articles of incorporation in a timely manner.

     As of the date of this Information Statement, we had 29,430,067 shares of common stock issued and outstanding, with each share of common stock entitled to one vote.

     Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendment to our articles of incorporation may not be effected until at least 20 calendar days after this Information Statement is sent or given to our shareholders. We anticipate that the amendment to our articles of incorporation articles of incorporation will become effective on or after July __, 2005, upon filing with the Wyoming Secretary of State.

     There will not be a meeting of shareholders and none is required under the Wyoming Business Corporation Act because this action has been approved by written consent of the holders of a majority of the outstanding shares of our voting common stock.

                   AMENDMENTS TO THE ARTICLES OF INCORPORATION

NAME CHANGE TO SUN MOTOR INTERNATIONAL, INC.

     Our board of directors has approved the change of our corporate name from "Wyoming Oil & Minerals, Inc." to "Sun Motor International, Inc." by means of an amendment to our articles of incorporation. The corporate name change will become effective upon the filing of an amendment to our articles of incorporation with the Wyoming Secretary of State, which is expected to occur as soon as reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our shareholders.

     Our board of directors believes that changing our corporate name is in the best interest of the corporation and our shareholders.

     The voting and other rights that accompany our securities will not be affected by the change in our corporate name. Our ticker symbol, which is currently "WYOI," and our CUSIP number will both change as a result of our name change. Shareholders may, but need not, exchange their certificates to reflect the change in corporate name. Your existing certificate will continue to represent shares of our common stock as if our name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are sent in upon transfers of shares by our existing shareholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send us or our transfer agent your existing stock certificates.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendment of the articles of incorporation under the Wyoming General Corporation Law. We have obtained this approval through the written consent of shareholders owning a majority of the outstanding voting shares of our common stock. Therefore, a meeting to approve the name change and the amendment to the articles of incorporation is unnecessary and will not take place for this purpose. A copy of the amendment is attached to this Information Statement as Exhibit A.

     Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders generally. The approval of proposals submitted to shareholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the articles of incorporation, and certain mergers and reorganizations), in which cases Wyoming law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Shareholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.


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ABSENCE OF DISSENTERS' RIGHTS

     No dissenters' or appraisal rights are available to our shareholders under the Wyoming Business Corporation Act in connection with the amendment.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth certain information with respect to beneficial ownership of our stock as of June 15, 2005 by:

          o persons known by us to be the beneficial owners of more than five percent (5%) of our issued and outstanding common stock;

          o    each of our executive officers and directors; and

          o    all of our officers and directors as a group.

     Percentages are computed using a denominator of 29,430,067 shares of common stock outstanding, which is the total number of shares outstanding after giving effect ot the our acquisition of all of the Bestip capital shares pursuant to the Securities Purchase Agreement and Plan of Reorganization dated May 2, 2005 between us, Bestip and the shareholders of Bestip.

                                                   NUMBER OF       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                SHARES           CLASS
--------------------------------------------------------------------------------

Shi Kai Biu (Simon) (1)                           26,320,000         89.4%

Shi Kai Bon (Jeffrey) (1) (2)                         -                -

 Ho Koon Lun (1)                                      -                -

Wong Kwong Ling (Eric) (1)                            -                -

All officers and directors as a group             26,320,000         89.4%
(4 persons)

--------------------
(1) Address is Block B, G/F., Prince Industrial Building, 106 King Fuk Street, San Po Kong, Kowloon, Hong Kong.
(2)  Shi Kai Bon (Jeffrey) is Shi Kai Biu (Simon)'s son.



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                                 By Order of the Board of Directors:

                                 Wyoming Oil & Mienerals, Inc.


                                 By: /s/ Shi Kai Biu (Simon)
                                    --------------------------------------------
                                    Shi Kai Biu (Simon), Chief Executive Officer
Kowloon, Hong Kong
July __, 2005

                                                                       EXHIBIT A

                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                          WYOMING OIL & MINERALS, INC.

--------------------------------------------------------------------------------

     Pursuant to Section 17-16-1006 of the Wyoming Business Corporation Act, these Articles to Amendment of Articles of Incorporation, as amended, are delivered to the Wyoming Secretary of State for filing.

     1. The name of the corporation is: Wyoming Oil & Minerals, Inc.

     2. The Articles of Incorporation of the Corporation, as amended, are hereby amended by amending and restating Article I to state as follows:

     "The name of the Corporation shall be Sun Motor International, Inc."

     3. The amendment was adopted on June 15, 2005, by written consent of the shareholders, in accordance with Section 17-16-704 of the Wyoming Business Corporations Act, and the number of votes cast approving the amendment was sufficient for approval under the provisions of Section 17-16-1003 of the Wyoming Business Corporations Act.

     4. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment:
29,430,067 shares of Common Stock, entitled to vote a total of 29,430,067 votes; and the number of votes of each voting group indisputably approving the amendment by written consent: Common Stock: 28,000,000.

     5. The total number of votes cast for the amendment by the common stock voting group was 28,000,000. There were no votes cast against the amendment by the common stock voting group.


                           [Signature Page to Follow]

     IN WITNESS WHEREOF, the undersigned has executed these Articles to Amendment of Articles of Incorporation as of __________, 2005.



                                             -------------------------------
                                             Shi Kai Biu (Simon)
                                             Chief Executive Officer